UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

11/16/2004

Northrop Grumman Corporation

(Exact name of registrant as specified in its charter)

DE	1-16411	95-4840775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Century Park East Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 553-6262

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

1) The Northrop Grumman Corporation (the “Company”) Long-Term Incentive Stock Plan offers normal retirement treatment to all employees who retire at or after age 55 with 10 years of service with the Company. Under this retirement treatment, the participant’s stock option grants receive accelerated vesting of the next unvested tranche, and the Restricted Performance Stock Rights (“RPSRs”) are prorated.

The Company has a mandatory requirement that officers retire at age 65. At its meeting on November 16, 2004, the Compensation and Management Development Committee of the Company’s Board of Directors approved a policy whereby officers retiring at age 65 under the Company’s mandatory retirement policy who have not completed 10 years of service at that time will receive similar treatment for outstanding employee stock options and RPSRs as that offered to all plan participants who retire at or after age 55 with 10 years of service.

2) Robert P. Iorizzo, Corporate Vice President and President, Electronic Systems is scheduled to retire on November 30, 2005 at age 65 with forty-three years of service with Northrop Grumman Corporation. The RPSRs granted pursuant to the 2001 Long-Term Incentive Stock Plan outstanding at the time of his retirement would normally be prorated. At its meeting on November 16, 2004, the Compensation and Management Development Committee approved an arrangement whereby all of Mr. Iorizzo’s eligible RPSRs will be paid out at the conclusion of each performance period and on the same performance basis as if he had continued employment.

Section 8 – Other Events

Item 8.01. Other Events.

On November 16, 2004, Northrop Grumman Corporation issued a press release announcing the settlement of the purchase contracts associated with the equity security units issued by Northrop Grumman Corporation on November 21, 2001. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 – Press Release dated November 16, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrop Grumman Corporation (Registrant)

November 17, 2004	By:	/s/ JOHN H. MULLAN
(Date)		(Signature)
John H. Mullan
Corporate Vice President and Secretary

Exhibit Index

Exhibit No.

Exhibit 99.1	Furnished – Press Release dated November 16, 2004.